Filed Pursuant to Rule 424(b)(2)
Registration No. 333-195271
PROSPECTUS SUPPLEMENT
(To Prospectus dated May 14, 2014)

METHES ENERGIES INTERNATIONAL LTD.
2,300,000 Shares of Common Stock
Warrants to Purchase 1,781,292 Shares of Common Stock

We are offering up to 2,300,000 shares of our common stock, par value $.001 per share (“Common Stock”) and warrants to purchase up to 1,781,292 shares of our Common Stock in this offering (and the shares of Common Stock issuable from time to time upon exercise of these warrants). The Common Stock and warrants will be sold in units (each a “Unit”), with each Unit consisting of one share of Common Stock and a warrant to purchase 0.7745 of one share of Common Stock at an exercise price of $0.882 per share of Common Stock (“Warrant”). Each Unit will be sold at a negotiated price of $0.5435 per Unit. The shares of Common Stock and Warrants will be issued separately but can only be purchased together in this offering.  Units will not be issued or certificated.

Our Common Stock is listed on the Nasdaq Capital Market under the symbol “MEIL.” The last reported sale price of our Common Stock on June 29, 2015 was $0.77 per share. One-third of the aggregate market value of the Common Stock held by non-affiliates, computed by reference to the highest price at which a share of Common Stock was last sold within the 60-day period ending on the date hereof was $11,824,407 based on 9,853,673 outstanding shares of Common Stock held by non-affiliates. We have not sold any securities pursuant to General Instruction I.B.6. of Form S-3 during the prior 12 calendar month period that ends on and includes the date hereof.

Before you invest, you should carefully read this prospectus supplement, the accompanying prospectus and all information incorporated by reference therein.  These documents contain information you should consider when making your investment decision.

Investing in these securities involves significant risks.  Please read “Risk Factors” on page S-6 of this prospectus supplement, on page 3 of the accompanying prospectus and in the documents incorporated by reference into this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement is truthful or complete.  Any representation to the contrary is a criminal offense.

We have retained Chardan Capital Markets, LLC to act as our exclusive placement agent in connection with the arrangement of this transaction. We have agreed to pay the placement agent the placement agent fee set forth in the table below, which assumes that we sell all of the Units we are offering. The placement agent is not required to arrange for the sale of any specific number of Units or dollar amount but will use its “reasonable best efforts” to arrange for the sale of the Units.

	Per Share	Total
Offering price	$0.5435	$1,250,050
Placement agent fees (1)	$0.04348	$100,004
Proceeds, before expenses, to us	$0.50002	$1,115,046

(1)
We have agreed to reimburse the placement agent for its expenses up to an amount equal to $25,000. In addition, we have agreed to pay the placement agent a cash fee equal to 8% of the gross proceeds received in this offering. See “Plan of Distribution” on page S-12 of this prospectus supplement for more information regarding these arrangements.

We estimate the total expenses of this offering, excluding the placement agent fees, will be approximately $70,000. Because there is no minimum offering amount required as a condition to closing in this offering, the actual offering amount, the placement agent fees and net proceeds to us, if any, in this offering may be substantially less than the maximum offering amounts set forth above.

We expect to deliver the securities being offered pursuant to this prospectus supplement on or about June 30, 2015.

Chardan Capital Markets, LLC

The date of this prospectus supplement is June 29, 2015.

TABLE OF CONTENTS
Prospectus Supplement

TABLE OF CONTENTS
Prospectus

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus form part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the “SEC,” using a “shelf” registration process. This document contains two parts. The first part consists of this prospectus supplement, which provides you with specific information about this offering. The second part, the accompanying prospectus, provides more general information, some of which may not apply to this offering. Generally, when we refer only to the “prospectus,” we are referring to both parts combined.

In this prospectus supplement, the “Company,” “Methes,” “we,” “us” and “our” and similar terms refer to Methes Energies International Ltd. and its subsidiaries. References to our “common stock” refer to the common stock of Methes Energies International Ltd.

This prospectus supplement, and the information incorporated herein by reference, may add, update or change information in the accompanying prospectus. You should read both this prospectus supplement and the accompanying prospectus together with additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.” If there is any inconsistency between the information in this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

You should rely only on the information contained in or incorporated by reference to this prospectus supplement and the accompanying prospectus. Neither we nor the underwriter have authorized any other person to provide information different from that contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein. If anyone provides you with different or inconsistent information, you should not rely on it. You should assume that the information appearing in the prospectus and this prospectus supplement is accurate as of the dates on their respective covers, regardless of time of delivery of the prospectus and this prospectus supplement or any sale of securities. Our business, financial condition, results of operations and prospects may have changed since those dates.

All references in this prospectus supplement to our consolidated financial statements include, unless the context indicates otherwise, the related notes.

The industry and market data and other statistical information contained in this prospectus supplement, the accompanying prospectus and the documents we incorporate by reference are based on management’s own estimates, independent publications, government publications, reports by market research firms or other published independent sources, and, in each case, are believed by management to be reasonable estimates. Although we believe these sources are reliable, we have not independently verified the information. None of the independent industry publications used in this prospectus supplement, the accompanying prospectus or the documents we incorporate by reference were prepared on our or our affiliates’ behalf and none of the sources cited by us consented to the inclusion of any data from its reports, nor have we sought their consent.

CAUTIONARY STATEMENT ABOUT FORWARD LOOKING INFORMATION

Certain information set forth in this prospectus supplement, set forth in the accompanying prospectus or incorporated by reference herein or therein, may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are intended to be covered by the “safe harbor” created by those sections.  Forward-looking statements, which are based on certain assumptions and describe our future plans, strategies and expectations, can generally be identified by the use of forward-looking terms such as “believe,” “expect,” “may,” “will,” “should,” “would,” “could,” “seek,” “intend,” “plan,” “estimate,” “goal,” “anticipate,” “project” or other comparable terms.  Forward-looking statements involve inherent risks and uncertainties which could cause actual results to differ materially from those in the forward-looking statements, as a result of various factors including those risks and uncertainties included in this prospectus supplement under the caption “Risk Factors,” and those risks and uncertainties described in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. We urge you to consider those risks and uncertainties in evaluating our forward-looking statements. All subsequent written and oral forward-looking statements attributable to us or to persons acting on our behalf are expressly qualified in their entirety by the applicable cautionary statements. We further caution readers not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. Except as otherwise required by the federal securities laws, we disclaim any obligation or undertaking to publicly release any updates or revisions to any forward-looking statement contained herein or in the accompanying prospectus (or elsewhere) to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

PROSPECTUS SUMMARY

The information below is only a summary of more detailed information included elsewhere in or incorporated by reference in this prospectus supplement and the accompanying prospectus. This summary may not contain all the information that is important to you or that you should consider before making a decision to invest in our common stock. Please read this entire prospectus supplement and the accompanying prospectus, including the risk factors, as well as the information incorporated by reference in this prospectus supplement and the accompanying prospectus, carefully.

About Methes Energies International Ltd.

Methes Energies International Ltd. (NASDAQ: MEIL) is a renewable energy company that offers a variety of products and services to biodiesel fuel producers, including Denami® biodiesel processors that are unique, compact, fully automated and state-of-the-art, which can produce biodiesel from a wide variety of feedstocks in a continuous flow process.  It also offers pre-treatment equipment and its proprietary PP-MEC Catalyst that enable various feedstocks, including non-food grade corn oil, to be converted into biodiesel more efficiently, with less catalyst, increased yields and without separate degumming or wax removal, than other pre-treatment processes.  In the case of biodiesel produced from corn oil, PP-MEC Catalyst also eliminates the red coloration, an undesirable feature causing confusion between red biodiesel for off-road use and biodiesel saleable for use in on-road vehicles.  In addition, Methes expects to start offering Epoxidized Soybean Oil (“ESO”) and natural polyol before the end of 2015.

Methes markets and sells biodiesel fuel produced at its 13 million gallons per year (mgy) facility in Sombra, Ontario, to customers in U.S. and Canada, as well as providing multiple biodiesel fuel solutions to its clientele.  Among Methes’ services are selling commodities to its network of biodiesel producers, selling their biodiesel production, providing clients with proprietary software to operate and control their processors.  Methes also remotely monitors the quality and characteristics of its clients' biodiesel production, upgrades and repairs their processors and advises clients on adjusting their processes to use varying feedstock to improve the quality of their biodiesel.

Network members produce biodiesel through use of Denami 600 processors purchased from Methes, which have a maximum rated capacity of 1.3 mgy of biodiesel.  Methes now offers new network members its Denami3000 processors, designed to produce up to 6.5 mgy of biodiesel. Denami processors are designed to meet the needs of 2 to 20 mgy biodiesel producers.  Methes believes that these small and medium-scale producers will be the fastest growing segment of the biodiesel market.  Its processors are flexible and can use a variety of virgin vegetable oils, used vegetable oil and rendered animal fat feedstock, allowing operators to take advantage of feedstock buying opportunities and, through use of the PP-MEC Catalyst can more efficiently convert certain feedstocks into biodiesel.  Denami processors can be easily retrofitted to take full advantage of the PP-MEC Catalyst, have low production and labor costs, minimize electrical use and utilize water only in closed loop components for cooling purposes.  The absence of waste water discharge has facilitated obtaining environmental permits for Methes’ facilities and those of its customers.

Currently, Methes’ Sombra facility is idle because of a lack of demand for biodiesel at favorable prices.  On May 29, 2015, the U.S. Environmental Protection Agency (EPA) announced new preliminary requirements for use of biodiesel in 2015, 2016 and 2017.  Methes believes that when these minimum requirements are finalized later this year, it will increase demand for biodiesel and may improve market prices.

ESO and Natural Polyol

Methes expects to start producing and offering ESO and natural polyol from its Sombra facility before the end of 2015.  The Denami 3000 processors at its Sombra facility are being adapted for the production of ESO and natural polyol with minimal capital expenditure.  Methes believes that the demand for both ESO and natural polyol are increasing and now accounts for a combined market value in excess of one Billion dollars in North America.  Both ESO and natural polyol help address growing global demand for the replacement of non-sustainable products, with natural or “green” products across a wide range of industries. ESO can be used, among other things, in the production of polyvinyl chloride (PVC) plastics and natural polyol in the production of paints, coatings, moldings (cast plastic parts or items) as well as insulating foams.

Recent Sale of Denami 600 and PP-MEC Pre-treatment System

In March 2015, Methes sold the Denami 600 biodiesel processor located at its Mississauga facility and a PP-MEC pre-treatment system to an Ontario based biodiesel producer.  Upon completion of installation at the purchaser’s facility, the equipment will be the first fully operational Denami processor with a PP-MEC pre-treatment system.  The purchaser has agreed to allow Methes to use its facility as a demonstration site to promote future sales of the Denami processors with the PP-MEC pre-treatment system.

Corporate Information

Methes was organized as Global Biodiesel Ltd. on June 27, 2007 under the laws of the state of Nevada.  On September 5, 2007, Methes purchased all the outstanding shares of Methes Energies Canada, Inc. (“Methes Canada”), an Ontario (Canada) corporation incorporated in December 2004 in exchange for 1,303,781 shares of its common stock, plus an additional 441,982 shares issued to retire debt of that corporation.  On October 11, 2007 Global Biodiesel Ltd. changed its name to Methes Energies International, Ltd.

Our principal executive office is located at 3651 Lindell Road, Suite D-272, Las Vegas, Nevada, 89103 and our telephone number is (702) 932-9964.  Our web address is www.methes.com.  None of the information on our website is part of this prospectus.

THE OFFERING
Issuer:	Methes Energies International Ltd.

Shares of Common Stock offered by us:	2,300,000 shares.
Shares of Common Stock outstanding after the offering (1):	13,810,431 shares.
Warrants offered by us:
Warrants to purchase 1,781,292 shares of Common Stock will be offered in this offering. The Warrants will be exercisable during the period commencing six months after the date of original issuance and ending 5 years from the initial date that the Warrants become exercisable, with the exercise price being $0.882 per share of Common Stock. This prospectus supplement also relates to the offering of the shares of Common Stock issuable upon exercise of the Warrants.

Use of proceeds:	Any net proceeds we may receive will be used for working capital and general corporate purposes. See “Use of Proceeds.”
NASDAQ Listing:	Our Common Stock is listed on the Nasdaq Capital Market under the symbol "MEIL."
Risk factors:
Investing in our Common Stock involves a high degree of risk and purchasers of our Common Stock may lose their entire investment. See “Risk Factors” and the other information included and incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of risk factors you should carefully consider before deciding to invest in our securities.

(1)	The number of shares of our Common Stock to be outstanding after this offering is based on 11,510,431 shares of our Common Stock outstanding as of June 29, 2015. This number does not include:
●	91,264 shares of our Common Stock issuable upon exercise of warrants at an exercise price of $5.00 per share;
●
286,829 shares of our Common Stock issuable upon exercise of stock options granted under our 2008 Amended and Restated Directors, Officers and Employees Stock Option Plan at an exercise price of $3.84 per share;

●
39,986 shares of our Common Stock issuable upon exercise of stock options granted under our 2008 Amended and Restated Directors, Officers and Employees Stock Option Plan, at an exercise price of $7.67 per share;

●
100,000 shares of our Common Stock issuable upon exercise of stock options granted under our 2012 Amended and Restated Directors, Officers and Employees Stock Option Plan, at an exercise price of $3.94 per share;

●	1,627,191 shares of our Common Stock issuable upon exercise of warrants at an exercise price of $4.00 per share;
●
the shares which may be issued upon the exercise of warrants for an aggregate of 106,116 Common Stock Units (each a “Common Stock Unit”), at an exercise price of $2.00 per Common Stock Unit, which were issued to the placement agents for our private offering in November.  Each Common Stock Unit consists of one share of Common Stock and one warrant to purchase one share of Common Stock at an exercise price of $4.00;

●
the shares of our Common Stock issuable upon exercise of warrants to for an aggregate of 56,000 Units (each  an “IPO Unit”), at an exercise price of $6.00 per IPO Unit, which were issued to the underwriters of the initial public offering we consummated in October 2012.  Each IPO Unit consists of (i) one share of our Common Stock, (ii) one Class A warrant to purchase one share of our Common Stock at an exercise price of $7.50 (“Class A Warrant”) and one Class B warrant to purchase one share of our Common Stock at an exercise price of $10.00 (“Class B Warrant”);

●	the shares of our Common Stock issuable upon exercise of Class A Warrants for an aggregate of 987,000 shares at an exercise price of $7.50 per share;
●	the shares of our Common Stock issuable upon exercise of Class B Warrants for an aggregate of 987,000 shares at an exercise price of $10.00 per share;
●
the shares of our Common Stock issuable upon exercise of warrants to for an aggregate of 42,500 Units (each a “Private Placement Unit”), at an exercise price of $4.20 per Private Placement Unit, which were issued to the underwriters of the private offering we consummated in February 2013.  Each Private Placement Unit consists of (i) one share of our Common Stock, (ii) one Class A Warrant and one Class B Warrant;

●	the shares of our Common Stock issuable upon conversion of 84,033 outstanding shares of Methes’ Series A-1 10% Cumulative Convertible Preferred Stock (“Series A-1 Preferred Stock”);
●	the shares of our Common Stock issuable upon conversion of 101,252 outstanding shares of Methes’ Series A-2 10% Cumulative Convertible Preferred Stock (“Series A-2 Preferred Stock”);
●
the shares of our Common Stock issuable upon exercise of warrants to purchase 13,865 Series A-1 Preferred Stock units at an exercise price of $2.38 per unit, each unit consisting of one share of Series A-1 Preferred Stock and one warrant exercisable for one share of Common Stock at an exercise price of $4.00 per share; and

●
the shares of our Common Stock issuable upon exercise of warrants to purchase 12,213 Series A-2 Preferred Stock unit at an exercise price of $2.40 per unit, each consisting of one share of Series A-2 Preferred Stock and one warrant exercisable for one share of Common Stock at an exercise price of $4.00 per share.

RISK FACTORS

Investing in our securities involves risk.  See the risk factors described in our Annual Report on Form 10-K for our most recent fiscal year (together with any material changes thereto contained in subsequent filed Quarterly Reports on Form 10-Q) those contained in our other filings with the SEC, which are incorporated by reference in this prospectus supplement and the risks described below.

Our management team has no experience in the production or sale of natural polyol or ESO which increases the risk that we will not be able to produce and sell these compounds successfully.

Our current business plan contemplates that we will begin producing and selling ESO and natural polyol before the end of 2015. We are highly dependent on our management team to adapt our Sombra plant to the production of these compounds and to produce ESO that conforms to specified standards for this commodity and natural polyol formulated to meet the specific needs of customers wishing to use natural polyol rather than natural polyol produced from petroleum based compounds.  Though our management team believes that the Denami 3000 processors at our Sombra facility can be easily adapted to the production ESO and natural polyol at very limited capital cost, they have no background or experience in such adaptation and there is a high level of risk that our equipment cannot be adapted to produce products meeting industry standards or customer needs and that our management may not be successful in overseeing and managing the production process.

There is currently only a limited market for natural or “green” polyol and we may be unable to find customers to buy the natural polyol that we are capable to producing.

Polyol, a widely used industrial compound, is generally produced from petroleum compounds.  The market for natural or green polyol is currently limited and customer requirements are largely met with natural polyol imported from a single German producer.  While management believes that there is growing demand for natural polyol and that increasing numbers of producers of certain molded plastic products, paints and coating will seek to substitute natural polyol for petroleum based polyol there can be no assurance that this will occur.  While Methes has retained consultants to identify customers and potential customers for natural polyol, their efforts may not be successful and Methes may be unable to sell the natural polyol that it can produce.

Resales of our Common Stock in the public market during this offering by our stockholders may cause the market price of our Common Stock to fall.

The issuance of new shares of our Common Stock in this offering could result in resales of our Common Stock by our current stockholders concerned about the potential dilution of their holdings. In turn, these resales could have the effect of depressing the market price for our Common Stock. A substantial majority of the outstanding shares of our Common Stock are, and all of the shares sold in this offering upon issuance will be, freely tradable without restriction or further registration under the Securities Act.

Future sales of our Common Stock could cause our stock price to decline.

If our stockholders sell substantial amounts of our Common Stock in the public market, the market price of our Common Stock could decrease significantly. The perception in the public market that our stockholders might sell shares of our Common Stock could also depress the market price of our Common Stock.  We have registered $8,423,202 in total aggregate value of securities pursuant to a Form S-3 filing (which includes the securities being offered herein), which will be eligible for sale in the public markets from time to time, when sold and issued by us.  Additionally, if our existing stockholders sell, or indicate an intent to sell, substantial amounts of our Common Stock in the public market, the trading price of our Common Stock could decline significantly.  The market price for shares of our Common Stock may drop significantly when such securities are sold in the public markets.  A decline in the price of shares of our Common Stock might impede our ability to raise capital through the issuance of additional shares of our Common Stock or other equity securities.

As a new investor, you will incur substantial dilution as a result of this offering and future equity issuances, and as a result, our stock price could decline.

The offering price is substantially higher than the net tangible book value per share of our outstanding Common Stock. As a result, based on our net tangible book value as of February 28, 2015 of approximately $3.9 million or $0.34 per share of Common Stock, investors purchasing Common Stock in this offering will incur immediate dilution of $0.1817 per share of Common Stock purchased. See “Dilution” on page S-10 of this prospectus supplement for a more detailed discussion of the dilution you will incur in this offering.

We are generally not restricted from issuing additional Common Stock, including any securities that are convertible into or exchangeable for, or that represent the right to receive, Common Stock. The market price of our Common Stock could decline as a result of sales of Common Stock or securities that are convertible into or exchangeable for, or that represent the right to receive, Common Stock after this offering or the perception that such sales could occur.

You may experience future dilution as a result of future equity offerings or other equity issuances.

We may in the future issue additional shares of our Common Stock or other securities convertible into or exchangeable for our Common Stock. We cannot assure you that we will be able to sell shares or other securities in any other offering or other transactions at a price per share that is equal to or greater than the price per share paid by investors in this offering. The price per share at which we sell additional shares of our Common Stock or other securities convertible into or exchangeable for our Common Stock in future transactions may be higher or lower than the price per share in this offering.

We currently have a sporadic, illiquid and volatile market for our Common Stock, and the market for our Common Stock is and may remain sporadic, illiquid and volatile in the future.

We currently have a highly sporadic, illiquid and volatile market for our Common Stock, which market is anticipated to remain sporadic, illiquid and volatile in the future. Factors that could affect our stock price or result in fluctuations in the market price or trading volume of our Common Stock include:

● quarterly variations in the rate of growth of our financial indicators, such as net income per share, net income and cash flows, or those of companies that are perceived to be similar to us;

● changes in revenue, cash flows or earnings estimates or publication of reports by equity research analysts;

● speculation in the press or investment community;

● public reaction to our press releases, announcements and filings with the SEC;

● sales of our Common Stock by us or other stockholders, or the perception that such sales may occur;

● the realization of any of the risk factors presented in this prospectus;

● the recruitment or departure of key personnel;

● commencement of, or involvement in, litigation;

● changes in market valuations of companies similar to ours; and

● domestic and international economic, legal and regulatory factors unrelated to our performance.

Our stock price may be impacted by factors that are unrelated or disproportionate to our operating performance. The stock markets in general have experienced extreme volatility that has often been unrelated to the operating performance of particular companies. These broad market fluctuations may adversely affect the trading price of our Common Stock.  Additionally, general economic, political and market conditions, such as recessions, interest rates or international currency fluctuations may adversely affect the market price of our Common Stock. Due to the limited volume of our shares which trade, we believe that our stock prices (bid, ask and closing prices) may not be related to our actual value, and not reflect the actual value of our Common Stock. Stockholders and potential investors in our Common Stock should exercise caution before making an investment in us.

Additionally, as a result of the illiquidity of our Common Stock, investors may not be interested in owning our Common Stock because of the inability to acquire or sell a substantial block of our Common Stock at one time.  Such illiquidity could have an adverse effect on the market price of our Common Stock.  In addition, a stockholder may not be able to borrow funds using our Common Stock as collateral because lenders may be unwilling to accept the pledge of securities having such a limited market.  We cannot assure you that an active trading market for our Common Stock will develop or, if one develops, be sustained.

An active liquid trading market for our Common Stock may not develop in the future.

Our Common Stock currently trades on the NASDAQ, although our Common Stock’s trading volume is very low (the average daily volume was approximately 59,000 shares for the prior three months).  Liquid and active trading markets usually result in less price volatility and more efficiency in carrying out investors’ purchase and sale orders.  However, our Common Stock may continue to have limited trading volume, and many investors may not be interested in owning our Common Stock because of the inability to acquire or sell a substantial block of our Common Stock at one time.  Such illiquidity could have an adverse effect on the market price of our Common Stock.  In addition, a stockholder may not be able to borrow funds using our Common Stock as collateral because lenders may be unwilling to accept the pledge of securities having such a limited market.  We cannot assure you that an active trading market for our Common Stock will develop or, if one develops, be sustained.

We have broad discretion in how we use the net proceeds of this offering, and we may not use these proceeds effectively or in ways with which you agree.

Our management will have broad discretion as to the application of the net proceeds of this offering and could use them for purposes other than those contemplated at the time of this offering. Our stockholders may not agree with the manner in which our management chooses to allocate and spend the net proceeds. Moreover, our management may use the net proceeds for corporate purposes that may not increase the market price of our Common Stock.

Because we are a small company, the requirements of being a public company, including compliance with the reporting requirements of the Exchange Act and the requirements of the Sarbanes-Oxley Act and the Dodd-Frank Act, may strain our resources, increase our costs and distract management, and we may be unable to comply with these requirements in a timely or cost-effective manner.

As a public company with listed equity securities, we must comply with the federal securities laws, rules and regulations, including certain corporate governance provisions of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and the Dodd-Frank Act, related rules and regulations of the SEC and the NASDAQ, with which a private company is not required to comply. Complying with these laws, rules and regulations will occupy a significant amount of time of our Board of Directors and management and will significantly increase our costs and expenses, which we cannot estimate accurately at this time.  Among other things, we must:

● establish and maintain a system of internal control over financial reporting in compliance with the requirements of Section 404 of the Sarbanes-Oxley Act and the related rules and regulations of the SEC and the Public Company Accounting Oversight Board;

● comply with rules and regulations promulgated by the NASDAQ;

● prepare and distribute periodic public reports in compliance with our obligations under the federal securities laws;

● maintain various internal compliance and disclosures policies, such as those relating to disclosure controls and procedures and insider trading in our Common Stock;

● involve and retain to a greater degree outside counsel and accountants in the above activities;

● maintain a comprehensive internal audit function; and

● maintain an investor relations function.

Securities analysts may not cover our Common Stock and this may have a negative impact on our Common Stock’s market price.

The trading market for our Common Stock will depend, in part, on the research and reports that securities or industry analysts publish about us or our business. We do not have any control over independent analysts (provided that we have engaged various non-independent analysts). We do not currently have and may never obtain research coverage by independent securities and industry analysts. If no independent securities or industry analysts commence coverage of us, the trading price for our Common Stock would be negatively impacted. If we obtain independent securities or industry analyst coverage and if one or more of the analysts who covers us downgrades our Common Stock, changes their opinion of our shares or publishes inaccurate or unfavorable research about our business, our stock price would likely decline. If one or more of these analysts ceases coverage of us or fails to publish reports on us regularly, demand for our Common Stock could decrease and we could lose visibility in the financial markets, which could cause our stock price and trading volume to decline.

USE OF PROCEEDS

We intend to use the estimated net proceeds from the sale of these securities to market and sell our PP-MEC Pre-Treatment Systems and to adapt our Sombra plant for the production of ESO and natural polyol, and for working capital and general corporate purposes. General corporate purposes may include capital expenditures, development costs, strategic investments, regularly scheduled debt payments or possible acquisitions. We have not yet determined the amount of net proceeds to be used specifically for any particular purposes or the timing of these expenditures.  Accordingly, our management will have significant discretion and flexibility in applying the net proceeds from the sale of these securities.

DILUTION

Our net tangible book value as of February 28, 2015, was approximately $3.9 million or $0.34 per share of Common Stock. Net tangible book value per share represents total tangible assets less total liabilities, divided by the number of shares of Common Stock outstanding.  After giving effect to our sale of 2,300,000 shares of Common Stock in this offering at the public offering price of $0.5435 per share, and after deduction of the placement agent’s fees and estimated offering expenses payable by us, our net tangible book value as of February 28, 2015, would have been approximately $4,995,952, or $0.36 per share. This represents an immediate increase in net tangible book value of $0.02 per share to existing stockholders and an immediate dilution in net tangible book value of $0.1817 per share to purchasers of Common Stock in this offering. The following table illustrates this calculation.

Public offering price per share of Common Stock		$0.5435
Net tangible book value per share as of February 28, 2015	$0.34
Increase per share attributable to this offering	$0.02
As adjusted tangible book value per share after this offering		$0.36
Dilution per share to new investors in this offering		$0.1817

The number of shares of Common Stock outstanding in the table and calculations above is based on 11,510,431 shares outstanding as of February 28, 2015.

DESCRIPTION OF SECURITIES

In this offering, we are offering a maximum of 2,300,000 Units, each consisting of (i) one share of our Common Stock and (ii) a Warrant to purchase 0.7745 shares of our Common Stock at an exercise price of $0.882 per share.

 Units will not be issued or certificated. The shares of Common Stock and Warrants are immediately separable and will be issued separately. This prospectus supplement also relates to the offering of shares of our Common Stock issuable upon exercise, if any, of the Warrants.

Common Stock

The description of our Common Stock is contained in our Registration Statement on Form S-1, filed on June 22, 2012, including any further amendment or report filed hereafter for the purpose of updating such description.

Warrants

The following is a brief summary of the material terms of the Warrant and is subject in all respects to the provisions contained in the Warrant. The form of Warrant will be filed with a Current Report on Form 8-K and reference is made thereto for a complete description of the Warrant.

Exercise Price. The exercise price per share of Common Stock purchasable upon exercise of the Warrants is $0.882 per share of Common Stock being purchased. If we, at any time while the warrants are outstanding, pay a stock dividend on our Common Stock or otherwise make a distribution on any class of capital stock that is payable in shares of our Common Stock, subdivide outstanding shares of our Common Stock into a larger number of shares or combine the outstanding shares of our Common Stock into a smaller number of shares, then, the number, class and type of shares available under the Warrants and the exercise price will be correspondingly adjusted to give the holder of the Warrant, on exercise for the same aggregate exercise price, the total number, class, and type of shares or other property as the holder would have owned had the Warrant been exercised prior to the event and had the holder continued to hold such shares until the event requiring adjustment.

Exercisability. Warrants may be exercised beginning on the date that is six months after the date of original issuance and at any time up to the date that is 5 years from the initial date that the warrants become exercisable.

Cashless Exercise. If at any time during the warrant exercisability period the fair market value of our Common Stock exceeds the exercise price of the Warrant and the issuance of shares of our Common Stock upon exercise of the Warrant is not covered by an effective registration statement, the holder is permitted to effect a cashless exercise of the Warrant (in whole or in part) by having the holder surrendering the Warrant to us, together with delivery to us of a duly executed exercise notice, canceling a portion of the Warrant in payment of the purchase price payable in respect of the number of shares of our Common Stock purchased upon such exercise.

Transferability. The Warrant may be transferred at the option of the holder upon surrender of the Warrant with the appropriate instruments of transfer.

Exchange Listing. We do not plan on making an application to list the Warrants on the NASDAQ Capital Market, any national securities exchange or other nationally recognized trading system.

Rights as a Stockholder. Except by virtue of such holder’s ownership of shares of our Common Stock, the holders of the Warrants do not have the rights or privileges of holders of our Common Stock, including any voting rights, until they exercise their Warrants; provided, however, that if we choose to engage in a rights offering or make a distribution of our assets to our common stockholders as a class, the holders of the Warrants will have the right to participate in such distributions as if they had exercised the warrants.

Fundamental Transactions. The Warrants will survive our acquisition or similar fundamental change of control transaction. In addition, if we are acquired, the holders of the Warrants will have the right to require us or our successor to repurchase the Warrants at their then-current Black-Scholes option value.

Limits on Exercise of Warrants. Except upon at least 61 days’ prior notice from the holder to us, the holder will not have the right to exercise any portion of the Warrant if the holder, together with its affiliates, would beneficially own in excess of 4.99% of the number of shares of our Common Stock (including securities convertible into Common Stock) outstanding immediately after the exercise; provided, however, that the holder may not increase this limitation at any time in excess of 9.99%.

PLAN OF DISTRIBUTION

Pursuant to a placement agency agreement between us and Chardan Capital Markets, LLC (“Chardan Capital”) we have engaged Chardan Capital as our exclusive placement agent to solicit offers to purchase the Units in this offering. The placement agent is not purchasing or selling any of the Units we are offering, and it is not required to arrange the purchase or sale of any specific number of Units or dollar amount, but it has agreed to use commercially reasonable efforts to arrange for the sale of the Units. The placement agent may retain sub-agents and selected dealers in connection with this offering.

The placement agent proposes to arrange for the sale of the Units we are offering pursuant to this prospectus supplement to one or more investors through securities purchase agreements directly between the purchasers and us. All of the Units will be sold at the same price and, we expect, at a single closing. We established the price following negotiations with prospective investors and the placement agent and with reference to the prevailing market price of our Common Stock, recent trends in such price and other factors. It is possible that not all of the Units we are offering pursuant to this prospectus supplement will be sold at the closing, in which case our net proceeds would be reduced. We anticipate that the sale of the Units will be completed on the date indicated on the cover page of this prospectus supplement, subject to customary closing conditions. On the closing date, the following will occur:

●	we will receive funds in the amount of the aggregate purchase price;

●	Chardan Capital, as placement agent, will receive the placement agent fees in accordance with the terms of the placement agency agreement; and

●	we will deliver the shares and warrants to the investors.

In connection with this offering, the placement agent may distribute this prospectus supplement and the accompanying prospectus electronically.

We will pay the placement agent cash fees equal to (i) eight percent (8%) of the gross proceeds from the sale of the Units in this offering. We have also agreed to reimburse Chardan Capital for its expenses in connection with this offering up to $25,000 if this offering is completed, and up to $2,500 if this offering is not completed.  The following table shows the per share and total placement agent fee we will pay to the placement agent in connection with the sale of the Units, assuming the purchase of all of the Units we are offering.

Per unit                  $           0.04348
Total                      $           100,004

The estimated offering expenses payable by us, excluding the placement agent fees, will be approximately $70,000, which includes legal and printing costs and various other fees associated with registering and listing the Common Stock. After deducting certain fees due to the placement agent and our estimated offering expenses, we expect the net proceeds from this offering to be approximately $1.1 million.

We have agreed to indemnify the placement agent against certain liabilities, including liabilities under the Securities Act of 1933, as amended, and liabilities arising from breaches and representations and warranties contained in the placement agency agreement. We have also agreed to contribute to payments the placement agent may be required to make in respect of such liabilities.

The placement agency agreement is included as an exhibit to our Current Report on Form 8-K that we will file with the Commission in connection with this offering.

Chardan Capital may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by it and any profit realized on the resale of the shares sold by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, Chardan Capital would be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 415(a)(4) under the Securities Act and Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of shares by Chardan Capital acting as principal. Under these rules and regulations, Chardan Capital:

●	may not engage in any stabilization activity in connection with our securities; and
●
may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

Electronic Distribution

A prospectus supplement in electronic format may be made available on websites or through other online services maintained by the placement agent of the offering, or by its affiliates. Other than the prospectus supplement in electronic format, the information on the placement agent’s websites and any information contained in any other website maintained by the placement agent is not part of this prospectus supplement or the registration statement of which this prospectus supplement forms a part, has not been approved and/or endorsed by us or the placement agent in its capacity as placement agent and should not be relied upon by investors.

Listing

Our Common Stock is listed on the Nasdaq Capital Market under the symbol “MEIL.” We do not intend to list the Warrants on any market.

Selling Restrictions

No action has been taken in any jurisdiction (except in the United States) that would permit a public offering of our Common Stock, or the possession, circulation or distribution of this prospectus supplement, the accompanying prospectus or any other material relating to us or our Common Stock in any jurisdiction where action for that purpose is required. Accordingly, our Common Stock may not be offered or sold, directly or indirectly, and none of this prospectus supplement, the accompanying prospectus or any other offering material or advertisements in connection with our Common Stock may be distributed or published, in or from any country or jurisdiction, except in compliance with any applicable rules and regulations of any such country or jurisdiction.

The placement agent may arrange to sell Common Stock offered hereby in certain jurisdictions outside the United States, either directly or through affiliates, where they are permitted to do so.

Affiliations

The placement agent and its affiliates have provided, and may in the future provide, various investment banking, financial advisory and other financial services to us and our affiliates for which they have received, and in the future may receive, advisory or transaction fees, as applicable. We have not paid the placement agent any compensation in the 180 days prior to the date of this prospectus supplement, and we have no current arrangements to pay the placement agent any further sums except as set forth with respect to this offering.

INTERESTS OF NAMED EXPERTS AND COUNSEL

The validity of the securities being offered by this prospectus will be passed upon for us by Morse, Zelnick, Rose & Lander, LLP, 825 Third Avenue, New York, NY 10022.  A member of Morse, Zelnick, Rose & Lander, LLP, owns 50,000 shares of our Common Stock and warrants to purchase 50,000 shares of our Common Stock. Ellenoff Grossman & Schole LLP has acted as counsel to the placement agent.

MNP LLP, an independent registered public accounting firm, has audited our consolidated financial statements for 2014 and 2013 included in our 2014 Annual Report, as set forth in their report, which is incorporated by reference in this Prospectus and elsewhere in the registration statement.  Our consolidated financial statements for 2014 and 2013 are incorporated by reference in reliance on MNP LLP’s report, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus supplement and the accompanying prospectus are part of the registration statement on Form S-3 we filed with the SEC under the Securities Act and do not contain all the information set forth in the registration statement. Whenever a reference is made in this prospectus supplement or the accompanying prospectus to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference into this prospectus supplement and the accompanying prospectus for a copy of such contract, agreement or other document. Because we are subject to the information and reporting requirements of the Exchange Act, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov. You may also read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” information from other documents that we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus. Information contained in this prospectus supplement and the accompanying prospectus and information that we file with the SEC in the future and incorporate by reference into this prospectus supplement and the accompanying prospectus will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings (other than Current Reports on Form 8-K furnished under Item 2.02 or Item 7.01 and exhibits filed on such form that are related to such items) we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement and before the sale of all the securities covered by this prospectus supplement:

●	our Annual Report on Form 10-K for the fiscal year ended November 30, 2014, as filed on February 25, 2015;

●	our Quarterly Report on Form 10-Q for the quarter ended February 28, 2015, as filed on April 13, 2015; and
●
the description of the our Common Stock is contained in our Registration Statement on Form S-1, filed on June 22, 2012, including any further amendment or report filed hereafter for the purpose of updating such description.

We will provide, upon written or oral request, without charge to you, including any beneficial owner to whom this prospectus is delivered, a copy of any or all of the documents incorporated herein by reference other than the exhibits to those documents, unless the exhibits are specifically incorporated by reference into the information that this prospectus incorporates.  You should direct a request for copies to us at Attention: Michel G. Laporte, CEO, Methes Energies International Ltd, 3651 Lindell Road, Suite D-272 Las Vegas, Nevada, 89103 or you may call us at (702) 932-9964.

$8,423,202

Common Stock
Preferred Stock
Debt Securities
Warrants
Units

This prospectus relates to common stock, preferred stock, debt securities, warrants and units that we may sell from time to time in one or more offerings up to a total public offering price of $8,423,202 on terms to be determined at the time of sale. We will provide specific terms of these securities in supplements to this prospectus. You should read this prospectus and any supplement carefully before you invest. This prospectus may not be used to offer and sell securities unless accompanied by a prospectus supplement for those securities.

Our common stock is listed on the Nasdaq Capital Market under the symbol “MEIL”.  As of April 14, 2014, the aggregate market value of our outstanding common stock held by non-affiliates was $16,480,178 based on 8,526,266 shares of outstanding common stock, of which 6,462,815 shares are held by non-affiliates, and a per share price of $2.55 which was the closing sale price of our common stock as quoted on the Nasdaq Capital Market on April 14, 2014.  We have not sold any securities pursuant to General Instruction I.B.6. of Form S-3 during the prior 12 calendar month period that ends on and includes the date hereof.

These securities may be sold directly by us, through dealers or agents designated from time to time, to or through underwriters or through a combination of these methods. See “Plan of Distribution” in this prospectus. We may also describe the plan of distribution for any particular offering of these securities in any applicable prospectus supplement. If any agents, underwriters or dealers are involved in the sale of any securities in respect of which this prospectus is being delivered, we will disclose their names and the nature of our arrangements with them in a prospectus supplement. The net proceeds we expect to receive from any such sale will also be included in a prospectus supplement.

Investing in our securities involves certain risks. See “Risk Factors” beginning on page 3 of this prospectus and in any prospectus supplement before you make your investment decision.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 14, 2014.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission (the “SEC”). You can inspect and copy these reports, proxy statement and other information at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D. C. 20549.  Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. The SEC also maintains a web site that contains reports, proxy and information statements and other information regarding issuers, such as Methes Energies International Ltd. (www.sec.gov). Our web site is located at www.methes.com. The information contained on our web site is not part of this prospectus.

This prospectus “incorporates by reference” certain information that we have filed with the SEC under the Securities Exchange Act of 1934. This means we are disclosing important information to you by referring you to those documents. We incorporate by reference the documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until the offering is terminated:

● Annual Report on Form 10-K for the fiscal year ended November 30, 2013 as filed on February 25, 2014;
● Quarterly Report on Form 10-Q for the quarter ended February 28, 2014 as filed on April 11, 2014; and

● The description of the Company’s Common Stock contained in the Company’s Registration Statement on Form S-1, filed on June 22, 2012, including any further amendment or report filed hereafter for the purpose of updating such description.

You should rely only on the information incorporated by reference or provided in this prospectus. We have authorized no one to provide you with different information. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of this document. All documents that we file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus or after the date of the registration statement of which this prospectus forms a part and prior to the termination of the offering will be deemed to be incorporated in this prospectus by reference and will be a part of this prospectus from the date of the filing of the document. Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes that statement. Any statement that is modified or superseded will not constitute a part of this prospectus, except as modified or superseded.

We will provide, upon written or oral request, without charge to you, including any beneficial owner to whom this prospectus is delivered, a copy of any or all of the documents incorporated herein by reference other than the exhibits to those documents, unless the exhibits are specifically incorporated by reference into the information that this prospectus incorporates.  You should direct a request for copies to us at Attention: Michel G. Laporte, CEO, Methes Energies International Ltd, 3651 Lindell Road, Suite D-272 Las Vegas, Nevada, 89103 or you may call us at (702) 932-9964.

FORWARD-LOOKING STATEMENTS

Certain information set forth in this prospectus or incorporated by reference in this prospectus may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are intended to be covered by the “safe harbor” created by those sections.  Forward-looking statements, which are based on certain assumptions and describe our future plans, strategies and expectations, can generally be identified by the use of forward-looking terms such as “believe,” “expect,” “may,” “will,” “should,” “would,” “could,” “seek,” “intend,” “plan,” “estimate,” “goal,” “anticipate,” “project” or other comparable terms.  Forward-looking statements involve inherent risks and uncertainties which could cause actual results to differ materially from those in the forward-looking statements, as a result of various factors including those risks and uncertainties included in this prospectus under the caption “Risk Factors,” and those risks and uncertainties described in the documents incorporated by reference into this prospectus. We urge you to consider those risks and uncertainties in evaluating our forward-looking statements. All subsequent written and oral forward-looking statements attributable to us or to persons acting on our behalf are expressly qualified in their entirety by the applicable cautionary statements. We further caution readers not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. Except as otherwise required by the federal securities laws, we disclaim any obligation or undertaking to publicly release any updates or revisions to any forward-looking statement contained herein or in the accompanying prospectus (or elsewhere) to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

PROSPECTUS SUMMARY

This prospectus is part of a registration statement on Form S-3 that we filed with the SEC utilizing a “shelf” registration process.  Under this shelf process, we may from time to time, sell any combination of securities described in this prospectus in one or more offerings.  This prospectus provides you with a general description of the securities we may offer.  Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of the securities being offered.

We may add or modify in a prospectus supplement any of the information contained in this prospectus or in the documents that we have incorporated into this prospectus by reference.  If there is any inconsistency between the information in this prospectus and a prospectus supplement, you should rely on the information in that prospectus supplement.  You should read both this prospectus and any applicable prospectus supplement together with additional information described above under the heading “Where You Can Find More Information.”

When acquiring any securities discussed in this prospectus, you should rely on the information provided in this prospectus and the prospectus supplement, including the information incorporated by reference.  Neither we, nor any underwriters or agents, have authorized anyone to provide you with different information.  We are not offering the securities in any state where such an offer is prohibited.  You should not assume that the information in this prospectus, any prospectus supplement, or any document incorporated by reference, is truthful or complete at any date other than the date mentioned on the cover page of those documents.  You should also carefully review the section entitled “Risk Factors”, which highlights certain risks associated with an investment in our securities, to determine whether an investment in our securities is appropriate for you.

References in this prospectus to “Methes”, the “Company”, “we”, “us” and “our” are to Methes Energies International Ltd. and its subsidiaries.

RISK FACTORS

Investing in our securities involves risk.  See the risk factors described in our Annual Report on Form 10-K for our most recent fiscal year (together with any material changes thereto contained in subsequently filed Quarterly Reports on Form 10-Q) and those contained in our other filings with the SEC, which are incorporated by reference in this prospectus and any accompanying prospectus supplement.

The prospectus supplement applicable to each type or series of securities we offer may contain a discussion of risks applicable to the particular types of securities that we are offering under that prospectus supplement.  Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the caption “Risk Factors” in the applicable prospectus supplement, together with all of the other information contained in the prospectus supplement or appearing or incorporated by reference in this prospectus.  These risks could materially affect our business, results of operations or financial condition and cause the value of our securities to decline.  You could lose all or part of your investment.

THE COMPANY

Overview

We are a renewable energy company that offers an array of products and services to a network of biodiesel fuel producers. We also market and sell in the U.S. and Canada biodiesel fuel produced at our small-scale production and demonstration facility in Mississauga, Ontario, Canada and at our new intermediate scale biodiesel production facility in Sombra, Ontario, Canada. The first of two Denami 3000 processors, designed to produce up to 6.5 million gallons per year, or mgy, of biodiesel, was placed in substantially full time production in the fourth quarter of fiscal 2013. In October 2013 we shipped more than 18 railcars (over 485,000 gallons) of biodiesel from our Sombra facility which is significantly higher than our previous highest monthly total of 8 railcars in April 2013. In fiscal 2012 and 2013, our largest source of revenue was from the sale of biodiesel fuel.

Among other services, we sell feedstock to our network of biodiesel producers, sell their output in the U.S. and Canada, provide them with proprietary software used to operate and control their processors, remotely monitor the quality and characteristics of their output, upgrade and repair their processors, and advise them on adjusting their processes to use varying feedstock and improve their output. Through the accumulation of production data from our network, we are equipped to provide consulting services to network members and other producers for operating their facilities, maintaining optimum production and solving production problems. In addition, we provide assistance to network members and others in production site selection, site development, installation of equipment and commissioning of processors. For our network services and the license of our operating and communications software, we receive a royalty from some network members based on gallons of biodiesel produced.

Network members currently produce biodiesel through use of Denami 600 processors purchased from us, which have a maximum rated capacity of 1.3 million gallons per year “mgy”, of biodiesel, and starting in fiscal 2014 some new clients may purchase one or more of our new Denami 3000 processors designed to produce up to 6.5 mgy of biodiesel. We market Denami processors designed to meet the needs of 2 to 20 mgy biodiesel producers. We believe that small and medium-scale producers will be the fastest growing segment of the biodiesel market. Our processors are flexible and can use a variety of virgin vegetable oils, used vegetable oil and rendered animal fat feedstock, allowing operators to take advantage of feedstock buying opportunities. Our Denami processors operate automatically in a continuous flow mode and can be rapidly fine-tuned to adjust to feedstock and production variables. In addition to low production and labor costs, our processors minimize electrical use and utilize water only in closed loop components for cooling purposes. The absence of waste water discharge has facilitated obtaining environmental permits for our facilities and those of our customers.

We expect to achieve economies of scale for our network members by bulk purchasing feedstock, methanol, catalyst and other biodiesel related products and negotiating more favorable sales prices through the sale of larger quantities of biodiesel and glycerin for these members. Achieving our growth plan will enable us to spread fixed overhead costs over a larger revenue base.

In May 2012, we completed construction and installation of two of our new intermediate-scale Denami 3000 processors at our Sombra facility.  Currently, only one of our Denami 3000 processors at the Sombra plant has been put into full-scale operations and we expect that the second one will be placed into full-scale operations in the second half of fiscal 2014.

Corporate Information

Methes was organized as Global Biodiesel Ltd. on June 27, 2007 under the laws of the state of Nevada.  On September 5, 2007, Methes purchased all the outstanding shares of Methes Energies Canada, Inc. (“Methes Canada”), an Ontario (Canada) corporation incorporated in December 2004 in exchange for 1,303,781 shares of its common stock, plus an additional 441,982 shares issued to retire debt of that corporation.  On October 11, 2007 Global Biodiesel Ltd. changed its name to Methes Energies International, Ltd.

Our principal executive office is located at 3651 Lindell Road, Suite D-272, Las Vegas, Nevada, 89103 and our telephone number is (702) 932-9964.  Our web address is www.methes.com.  None of the information on our website is part of this prospectus.

USE OF PROCEEDS

We currently intend to use the estimated net proceeds from the sale of these securities for general corporate and working capital purposes, including the funding of strategic initiatives that we may undertake from time to time.  We have not yet determined the amount of net proceeds to be used specifically for any of the foregoing purposes. Accordingly, our management will have significant discretion and flexibility in applying the net proceeds from the sale of these securities. Our plans to use the estimated net proceeds from the sale of these securities may change, and if they do, we will update this information in a prospectus supplement.

DESCRIPTION OF DEBT SECURITIES WE MAY OFFER

We may sell the securities being offered pursuant to this prospectus directly to purchasers, to or through underwriters, through dealers or agents, or through a combination of such methods. The prospectus supplement with respect to the securities being offered will set forth the terms of the offering of those securities, including the names of the underwriters, dealers or agents, if any, the purchase price, the net proceeds to us, any underwriting discounts and other items constituting underwriters’ compensation, the initial public offering price, any discounts or concessions allowed or reallowed or paid to dealers and any securities exchanges on which such securities may be listed.

General

The debt securities that we may issue will constitute debentures, notes, bonds or other evidences of indebtedness of Methes, to be issued in one or more series, which may include senior debt securities, subordinated debt securities and senior subordinated debt securities. The particular terms of any series of debt securities we offer, including the extent to which the general terms set forth below may be applicable to a particular series, will be described in a prospectus supplement relating to such series.

Debt securities that we may issue will be issued under an indenture between us and a trustee qualified to act as such under the Trust Indenture Act of 1939.  We have filed the form of the indenture as an exhibit to the registration statement of which this prospectus is a part.  When we refer to the “indenture” in this prospectus, we are referring to the indenture under which your debt securities are issued as supplemented by any supplemental indenture applicable to your debt securities.  We will provide the name of the trustee in any prospectus supplement related to the issuance of debt securities, and we will also provide certain other information related to the trustee, including describing any relationship we have with the trustee, in such prospectus supplement.

THE FOLLOWING DESCRIPTION IS A SUMMARY OF THE MATERIAL PROVISIONS OF THE INDENTURE. IT DOES NOT RESTATE THE INDENTURE IN ITS ENTIRETY. THE INDENTURE IS GOVERNED BY THE TRUST INDENTURE ACT OF 1939. THE TERMS OF THE DEBT SECURITIES INCLUDE THOSE STATED IN THE INDENTURE AND THOSE MADE PART OF THE INDENTURE BY REFERENCE TO THE TRUST INDENTURE ACT. WE URGE YOU TO READ THE INDENTURE BECAUSE IT, AND NOT THIS DESCRIPTION, DEFINES YOUR RIGHTS AS A HOLDER OF THE DEBT SECURITIES.

Information You Will Find In The Prospectus Supplement

The indenture provides that we may issue debt securities from time to time in one or more series and that we may denominate the debt securities and make them payable in foreign currencies. The indenture does not limit the aggregate principal amount of debt securities that can be issued thereunder. The prospectus supplement for a series of debt securities will provide information relating to the terms of the series of debt securities being offered, which may include:

●	the title and denominations of the debt securities of the series;

●	any limit on the aggregate principal amount of the debt securities of the series;

●	the date or dates on which the principal and premium, if any, with respect to the debt securities of the series are payable or the method of determination thereof;

●	the rate or rates, which may be fixed or variable, at which the debt securities of the series shall bear interest, if any, or the method of calculating and/or resetting such rate or rates of interest;

●	the dates from which such interest shall accrue or the method by which such dates shall be determined and the duration of the extensions and the basis upon which interest shall be calculated;

●
the interest payment dates for the series of debt securities or the method by which such dates will be determined, the terms of any deferral of interest and any right of ours to extend the interest payments periods;

●	the place or places where the principal and interest on the series of debt securities will be payable;

●	the terms and conditions upon which debt securities of the series may be redeemed, in whole or in part, at our option or otherwise;

●
our obligation, if any, to redeem, purchase, or repay debt securities of the series pursuant to any sinking fund or other specified event or at the option of the holders and the terms of any such redemption, purchase, or repayment;

●
the terms, if any, upon which the debt securities of the series may be convertible into or exchanged for other securities, including, among other things, the initial conversion or exchange price or rate and the conversion or exchange period;

●
if the amount of principal, premium, if any, or interest with respect to the debt securities of the series may be determined with reference to an index or formula, the manner in which such amounts will be determined;

●
if any payments on the debt securities of the series are to be made in a currency or currencies (or by reference to an index or formula) other than that in which such securities are denominated or designated to be payable, the currency or currencies (or index or formula) in which such payments are to be made and the terms and conditions of such payments;

●	any changes or additions to the provisions of the indenture dealing with defeasance, including any additional covenants that may be subject to our covenant defeasance option;

●
the currency or currencies in which payment of the principal and premium, if any, and interest with respect to debt securities of the series will be payable, or in which the debt securities of the series shall be denominated, and the particular provisions applicable thereto in accordance with the indenture;

●
the portion of the principal amount of debt securities of the series which will be payable upon declaration of acceleration or provable in bankruptcy or the method by which such portion or amount shall be determined;

●	whether the debt securities of the series will be secured or guaranteed and, if so, on what terms;

●	any addition to or change in the events of default with respect to the debt securities of the series;
●	the identity of any trustees, authenticating or paying agents, transfer agents or registrars;

●	the applicability of, and any addition to or change in, the covenants currently set forth in the indenture;

●	the subordination, ranking or priority, if any, of the debt securities of the series and terms of the subordination;

●	any other terms of the debt securities of the series which are not prohibited by the indenture; and

●
whether securities of the series shall be issuable as registered securities or bearer securities (with or without interest coupons), and any restrictions applicable to the offering, sale or delivery of such bearer securities and the terms upon which such bearer securities of a series may be exchanged for registered securities, and vice versa.

Holders of debt securities may present debt securities for exchange in the manner, at the places, and subject to the restrictions set forth in the debt securities, the indenture, and the prospectus supplement. We will provide these services without charge, other than any tax or other governmental charge payable in connection therewith, but subject to the limitations provided in the indenture, any board resolution establishing such debt securities and any applicable indenture supplement. Debt securities in bearer form and the coupons, if any, appertaining thereto will be transferable by delivery.

Senior Debt

We may issue senior debt securities under the indenture and any coupons that will constitute part of our senior debt. Unless otherwise set forth in the applicable indenture supplement and described in a prospectus supplement, the senior debt securities will be senior unsecured obligations, ranking equally with all of our existing and future senior unsecured debt. The senior debt securities will be senior to all of our subordinated debt and junior to any secured debt we may incur as to the assets securing such debt.

Subordinated Debt

We may issue subordinated debt securities under the indenture and any coupons that will constitute part of such subordinated debt. These subordinated debt securities will be subordinate and junior in right of payment, to the extent and in the manner set forth in the indenture and any applicable indenture supplement, to all of our senior indebtedness.

If this prospectus is being delivered in connection with a series of subordinated debt securities, the accompanying prospectus supplement or the information incorporated by reference will set forth the approximate amount of senior indebtedness outstanding as of the end of the most recent fiscal quarter.

Senior Subordinated Debt

We may issue senior subordinated debt securities under the indenture and any coupons that will constitute part of our senior subordinated debt. These senior subordinated debt securities will be, to the extent and in the manner set forth in the applicable indenture supplement, subordinate and junior in right of payment to all of our “senior indebtedness” and senior to our other subordinated debt. See the discussions above under “—Senior Debt” and “—Subordinated Debt” for a more detailed explanation of our senior and subordinated indebtedness.

Interest Rate

Debt securities that bear interest will do so at a fixed rate or a floating rate. We may sell, at a discount below the stated principal amount, any debt securities which bear no interest or which bear interest at a rate that at the time of issuance is below the prevailing market rate. The relevant prospectus supplement will describe the special United States federal income tax considerations applicable to:

●	any discounted debt securities; and

●	any debt securities issued at par which are treated as having been issued at a discount for United States federal income tax purposes.

Registered Global Securities

We may issue registered debt securities of a series in the form of one or more fully registered global securities. We will deposit the registered global security with a depository or with a nominee for a depository identified in the prospectus supplement relating to such series. The global security or global securities will represent and will be in a denomination or aggregate denominations equal to the portion of the aggregate principal amount of outstanding registered debt securities of the series to be represented by the registered global security or securities. Unless it is exchanged in whole or in part for debt securities in definitive registered form, a registered global security may not be transferred, except as a whole in three cases:

●	by the depository for the registered global security to a nominee of the depository;

●	by a nominee of the depository to the depository or another nominee of the depository; and

●	by the depository or any nominee to a successor of the depository or a nominee of the successor.

The prospectus supplement relating to a series of debt securities will describe the specific terms of the depository arrangement concerning any portion of that series of debt securities to be represented by a registered global security. We anticipate that the following provisions will generally apply to all depository arrangements.

Upon the issuance of a registered global security, the depository will credit, on its book-entry registration and transfer system, the principal amounts of the debt securities represented by the registered global security to the accounts of persons that have accounts with the depository. These persons are referred to as “participants.” Any underwriters, agents or debtors participating in the distribution of debt securities represented by the registered global security will designate the accounts to be credited. Only participants or persons that hold interests through participants will be able to beneficially own interests in a registered global security. The depository for a global security will maintain records of beneficial ownership interests in a registered global security for participants. Participants or persons that hold through participants will maintain records of beneficial ownership interests in a global security for persons other than participants. These records will be the only means to transfer beneficial ownership in a registered global security.

The laws of some states may require that specified purchasers of securities take physical delivery of the securities in definitive form. These laws may limit the ability of those persons to own, transfer or pledge beneficial interests in global securities.

So long as the depository, or its nominee, is the registered owner of a registered global security, the depository or its nominee will be considered the sole owner or holder of the debt securities represented by the registered global security for all purposes under the indenture. Except as set forth below, owners of beneficial interests in a registered global security:

●	may not have the debt securities represented by a registered global security registered in their names;

●	will not receive or be entitled to receive physical delivery of debt securities represented by a registered global security in definitive form; and

●	will not be considered the owners or holders of debt securities represented by a registered global security under the indenture.

Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depository for the registered global security and, if the person is not a participant, on the procedures of the participant through which the person owns its interests, to exercise any rights of a holder under the indenture applicable to the registered global security.

We understand that, under existing industry practices, if we request any action of holders, or if an owner of a beneficial interest in a registered global security desires to give or take any action which a holder is entitled to give or take under the indenture, the depository for the registered global security would authorize the participants holding the relevant beneficial interests to give or take the action, and the participants would authorize beneficial owners owning through the participants to give or take the action or would otherwise act upon the instructions of beneficial owners holding through them.

Payment of Interest on and Principal of Registered Global Securities

We will make principal, premium, if any, and interest payments on debt securities represented by a registered global security registered in the name of a depository or its nominee to the depository or its nominee as the registered owner of the registered global security. None of Methes, the trustee, or any paying agent for debt securities represented by a registered global security will have any responsibility or liability for:

any aspect of the records relating to, or payments made on account of, beneficial ownership interests in such registered global security;

●	maintaining, supervising, or reviewing any records relating to beneficial ownership interests;

●	the payments to beneficial owners of the global security of amounts paid to the depository or its nominee; or

●	any other matter relating to the actions and practices of the depository, its nominee or any of its participants.

We expect that the depository, upon receipt of any payment of principal, premium or interest in respect of the global security, will immediately credit participants’ accounts with payments in amounts proportionate to their beneficial interests in the principal amount of a registered global security as shown on the depository’s records. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing instructions and customary practices. This is currently the case with the securities held for the accounts of customers registered in “street name.” Such payments will be the responsibility of participants.

Exchange of Registered Global Securities

We may issue debt securities in definitive form in exchange for the registered global security if both of the following occur:

●
the depository for any debt securities represented by a registered global security is at any time unwilling or unable to continue as depository or ceases to be a clearing agency registered under the Exchange Act; and

●	we do not appoint a successor depository within 90 days.

In addition, we may, at any time, determine not to have any of the debt securities of a series represented by one or more registered global securities. In this event, we will issue debt securities of that series in definitive form in exchange for all of the registered global security or securities representing those debt securities.

Covenants by Methes

The indenture includes covenants by us, including among other things that we will make all payments of principal and interest at the times and places required. The supplemental indenture establishing each series of debt securities may contain additional covenants, including covenants which could restrict our right to incur additional indebtedness or liens and to take certain actions with respect to our businesses and assets.

Events of Default

Unless otherwise indicated in the applicable prospectus supplement, the following will be events of default under the indenture with respect to each series of debt securities issued under the indenture:

●	failure to pay when due any interest on any debt security of that series, continued for 30 days;

●	failure to pay when due the principal of, or premium, if any, on, any debt security of that series;

●	default in the payment of any sinking fund installment with respect to any debt security of that series when due and payable;

●
failure to perform any other covenant or agreement of ours under the indenture or the supplemental indenture with respect to that series or the debt securities of that series, continued for 90 days after written notice to us by the trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the series to which the covenant or agreement relates;

●	certain events of bankruptcy, insolvency or similar proceedings affecting us; and

●	any other event of default specified in any supplemental indenture under which such series of debt securities is issued.

Except as to certain events of bankruptcy, insolvency or similar proceedings affecting us and except as provided in the applicable prospectus supplement, if any event of default shall occur and be continuing with respect to any series of debt securities under the indenture, either the trustee or the holders of at least 25% in aggregate principal amount of outstanding debt securities of such series may accelerate the maturity of all debt securities of such series. Upon certain events of bankruptcy, insolvency or similar proceedings affecting us, the principal, premium, if any, and interest on all debt securities of each series shall be immediately due and payable.

After any such acceleration, but before a judgment or decree based on acceleration has been obtained by the trustee, the holders of a majority in aggregate principal amount of each affected series of debt securities may waive all defaults with respect to such series and rescind and annul such acceleration if all events of default, other than the non-payment of accelerated principal, have been cured, waived or otherwise remedied.

No holder of any debt securities will have any right to institute any proceeding with respect to the indenture or for any remedy under the indenture, unless such holder shall have previously given to the trustee written notice of a continuing event of default and the holders of at least 25% in aggregate principal amount of the outstanding debt securities of the relevant series shall have made written request and offered indemnity satisfactory to the trustee to institute such proceeding as trustee, and the trustee shall not have received from the holders of a majority in aggregate principal amount of the outstanding debt securities of such series a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days. However, such limitations do not apply to a suit instituted by a holder of a debt security for enforcement of payment of the principal of and premium, if any, or interest on such debt security on or after the respective due dates expressed in such debt security.

Supplemental Indentures

We and the trustee may, at any time and from time to time, without prior notice to or consent of any holders of debt securities, enter into one or more indentures supplemental to the indenture, among other things:

●	to add guarantees to or secure any series of debt securities;

●
to provide for the succession of another person pursuant to the provisions of the indenture relating to consolidations, mergers and sales of assets and the assumption by such successor of our covenants, agreements, and obligations, or to otherwise comply with the provisions of the indenture relating to consolidations, mergers, and sales of assets;

●
to surrender any right or power conferred upon us under the indenture or to add to our covenants further covenants, restrictions, conditions or provisions for the protection of the holders of all or any series of debt securities;

●
to cure any ambiguity or to correct or supplement any provision contained in the indenture, in any supplemental indenture or in any debt securities that may be defective or inconsistent with any other provision contained therein;

●	to modify or amend the indenture in such a manner as to permit the qualification of the indenture or any supplemental indenture under the Trust Indenture Act;

●
to add to or change any of the provisions of the indenture to supplement any of the provisions of the indenture in order to permit the defeasance and discharge of any series of debt securities pursuant to the indenture, so long as any such action does not adversely affect the interests of the holders of debt securities of any series in any material respect;

●
to add to, change, or eliminate any of the provisions of the indenture with respect to one or more series of debt securities, so long as any such addition, change or elimination shall not apply to any debt securities of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision;

●	to evidence and provide for the acceptance of appointment by a successor or separate trustee; and

●	to establish the form or terms of debt securities of any series and to make any change that does not adversely affect the interests of the holders of debt securities.

With the consent of the holders of at least a majority in principal amount of debt securities of each series affected by such supplemental indenture (each series voting as one class), we and the trustee may enter into one or more supplemental indentures for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the indenture or modifying in any manner the rights of the holders of debt securities of each such series.

Notwithstanding our rights and the rights of the trustee to enter into one or more supplemental indentures with the consent of the holders of debt securities of the affected series as described above, no such supplemental indenture shall, without the consent of the holder of each outstanding debt security of the affected series, among other things:

●	change the final maturity of the principal of, or any installment of interest on, any debt securities;

●	reduce the principal amount of any debt securities or the rate of interest on any debt securities;

●	change the currency in which any debt securities are payable;

●	impair the right of the holders to conduct a proceeding for any remedy available to the trustee;

●	reduce the percentage in principal amount of any series of debt securities whose holders must consent to an amendment or supplemental indenture;

●	modify the ranking or priority of the securities;

●	reduce any premium payable upon the redemption of any debt securities; or

●	make any change that adversely affects the relative rights of holders of subordinated debt securities with respect to senior debt securities.

Satisfaction and Discharge of the Indenture; Defeasance

Except to the extent set forth in a supplemental indenture with respect to any series of debt securities, we, at our election, may discharge the indenture and the indenture shall generally cease to be of any further effect with respect to that series of debt securities if (a) we have delivered to the trustee for cancellation all debt securities of that series (with certain limited exceptions) or (b) all debt securities of that series not previously delivered to the trustee for cancellation shall have become due and payable, or are by their terms to become due and payable within one year or are to be called for redemption within one year, and we have deposited with the trustee the entire amount sufficient to pay at maturity or upon redemption all such debt securities.

In addition, we have a “legal defeasance option” (pursuant to which we may terminate, with respect to the debt securities of a particular series, all of our obligations under such debt securities and the indenture with respect to such debt securities) and a “covenant defeasance option” (pursuant to which we may terminate, with respect to the debt securities of a particular series, our obligations with respect to such debt securities under certain specified covenants contained in the indenture). If we exercise our legal defeasance option with respect to a series of debt securities, payment of such debt securities may not be accelerated because of an event of default. If we exercise our covenant defeasance option with respect to a series of debt securities, payment of such debt securities may not be accelerated because of an event of default related to the specified covenants.

We may exercise our legal defeasance option or our covenant defeasance option with respect to the debt securities of a series only if we irrevocably deposit in trust with the trustee cash or U.S. government obligations (as defined in the indenture) for the payment of principal, premium, if any, and interest with respect to such debt securities to maturity or redemption, as the case may be. In addition, to exercise either of our defeasance options, we must comply with certain other conditions, including the delivery to the trustee of an opinion of counsel to the effect that the holders of debt securities of such series will not recognize income, gain or loss for Federal income tax purposes as a result of such defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred (and, in the case of legal defeasance only, such opinion of counsel must be based on a ruling from the Internal Revenue Service or other change in applicable Federal income tax law).

The trustee will hold in trust the cash or U.S. government obligations deposited with it as described above and will apply the deposited cash and the proceeds from deposited U.S. government obligations to the payment of principal, premium, if any, and interest with respect to the debt securities of the defeased series.

Mergers, Consolidations and Certain Sales of Assets

We may not:

●	consolidate with or merge into any other person or entity or permit any other person or entity to consolidate with or merge into us in a transaction in which we are not the surviving entity, or

●	transfer, lease or dispose of all or substantially all of our assets to any other person or entity unless:

●
the resulting, surviving or transferee entity shall be a corporation organized and existing under the laws of the United States or any state thereof and such resulting, surviving or transferee entity shall expressly assume, by supplemental indenture, executed and delivered in form satisfactory to the trustee, all of our obligations under the debt securities and the indenture;

●
 immediately after giving effect to such transaction (and treating any indebtedness which becomes an obligation of the resulting, surviving or transferee entity as a result of such transaction as having been incurred by such entity at the time of such transaction), no default or event of default would occur or be continuing; and

●
we shall have delivered to the trustee an officers’ certificate and an opinion of counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with the indenture.

Governing Law

The indenture and the debt securities will be governed by the laws of the State of Nevada.

No Personal Liability of Directors, Officers, Employees and Stockholders

No director, officer, incorporator or stockholder of Methes, as such, shall have any liability for any obligations of Methes under the debt securities or the indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation, solely by reason of his, her, or its status as director, officer, incorporator or stockholder of Methes. By accepting a debt security, each holder waives and releases all such liability, but only such liability. The waiver and release are part of the consideration for issuance of the debt securities. Nevertheless, such waiver may not be effective to waive liabilities under the federal securities laws and it has been the view of the SEC that such a waiver is against public policy.

Conversion or Exchange Rights

Any debt securities offered hereby may be convertible into or exchangeable for shares of our equity or other securities. The terms and conditions of such conversion or exchange will be set forth in the applicable prospectus supplement. Such terms may include, among others, the following:

●	the conversion or exchange price;

●	the conversion or exchange period;

●	provisions regarding our ability or that of the holder to convert or exchange the debt securities;

●	events requiring adjustment to the conversion or exchange price; and

●	provisions affecting conversion or exchange in the event of our redemption of such debt securities.

 Concerning the Trustee

The indenture provides that there may be more than one trustee with respect to one or more series of debt securities. If there are different trustees for different series of debt securities, each trustee will be a trustee of a trust under a supplemental indenture separate and apart from the trust administered by any other trustee under such indenture. Except as otherwise indicated in this prospectus or any prospectus supplement, any action permitted to be taken by a trustee may be taken by the trustee only with respect to the one or more series of debt securities for which it is the trustee under an indenture. Any trustee under the indenture or a supplemental indenture may resign or be removed with respect to one or more series of debt securities. All payments of principal of, premium, if any, and interest on, and all registration, transfer, exchange authentication and delivery (including authentication and delivery on original issuance of the debt securities) of, the debt securities of a series will be effected by the trustee with respect to such series at an office designated by the trustee.

The indenture contains limitations on the right of the trustee, should it become a creditor of Methes to obtain payment of claims in certain cases or to realize on certain property received in respect of any such claim as security or otherwise. If the trustee acquires an interest that conflicts with any duties with respect to the debt securities, the trustee is required to either resign or eliminate such conflicting interest to the extent and in the manner provided by the indenture.

Limitations on Issuance of Bearer Debt Securities

Debt securities in bearer form are subject to special U.S. tax requirements and may not be offered, sold, or delivered within the United States or its possessions or to a U.S. person, except in certain transactions permitted by U.S. tax regulations. Investors should consult the relevant prospectus supplement, in the event that bearer debt securities are issued for special procedures and restrictions that will apply to such an offering.

DESCRIPTION OF PREFERRED STOCK WE MAY OFFER

Our articles of incorporation authorize us to issue 10,000,000 shares of undesignated preferred stock, par value $0.01 per share. We may issue preferred stock from time to time in one or more series, without stockholder approval, when authorized by our board of directors.  As of February 28, 2014, our board of directors had authorized 152,519 shares of Series A-1 Preferred (described below) and 134,341 shares of Series A-2 Preferred (described below) of which 138,654 and 122,128 shares were issued and outstanding, respectively.  No other shares of preferred stock were issued or outstanding.

This section describes the general terms and provisions of the preferred stock we may offer as well as the terms of our Series A-1 Preferred and Series A-2 Preferred which may affect other securities that we may offer by this prospectus. This information may not be complete in all respects and is qualified entirely by reference to our articles of incorporation, with respect to each series of preferred stock, including the Series A-1 Preferred and Series A-2 Preferred.

The specific terms of any series of preferred stock will be described in a prospectus supplement. Those terms may differ from the terms discussed below. Any series of preferred stock we issue will be governed by our articles of incorporation and by the certificate of designations relating to that series. We will file the certificate of designations with the SEC and incorporate it by reference as an exhibit to our registration statement at or before the time we issue any preferred stock of that series.

Series A-1 10% Cumulative Convertible Preferred Stock

On September 17, 2013, we sold in a private placement to accredited investors 138,654 shares of Series A-1 10% Cumulative Convertible Preferred Stock (the “Series A-1 Preferred”) for $2.25 per share (the “Stated Value”).  An additional 13,865 shares of Series A-1 Preferred underlie warrants issued to the placement agents for that offering. Series A-1 Preferred shares accrue dividends on the Stated Value at an annual rate of 10.0%.  As of April 9, 2014, there were 84,033 outstanding shares of Series A-1 Preferred all of which were convertible into an equal number of shares of our common stock (not including shares issuable for accrued and unpaid dividends).  Upon any liquidation, dissolution or winding-up of the Company, holders of Series A-1 Preferred will be entitled to receive out of the assets of Methes an amount equal to  the Stated Value, plus any accrued and unpaid dividends thereon. Shares of the Series A-1 Preferred vote together with the common stock as one class on an as-converted basis.

Series A-2 10% CumulativeCumulative Convertible Preferred Stock

On October 29, 2013, we sold in a private placement to accredited investors 122,128 shares of Series A-2 10% Cumulative Convertible Preferred Stock (the “Series A-2 Preferred”) for $2.27 per share (the “Stated Value”).  An additional 12,213 shares of Series A-2 Preferred underlie warrants issued to the placement agents for that offering. Series A-2 Preferred shares accrue dividends on the Stated Value at an annual rate of 10.0%.  As of April 9, 2014, there were 101,257 outstanding shares of Series A-2 Preferred all of which were convertible into an equal number of shares of our common stock (not including shares issuable for accrued and unpaid dividends).  Upon any liquidation, dissolution or winding-up of the Company, holders of Series A-2 Preferred will be entitled to receive out of the assets of the Company an amount equal to  the Stated Value, plus any accrued and unpaid dividends thereon.  Shares of the Series A-2 Preferred vote together with the common stock as one class on an as-converted basis.

Future Classes of Series of Preferred Stock

Upon issuance of a new series of preferred stock, our board of directors is authorized, to specify:

●	the number of shares to be included in the series;

●	the annual dividend rate for the series, if any, and any restrictions or conditions on the payment of dividends;

●	the redemption price, if any, and the terms and conditions of redemption;

●	any sinking fund provisions for the purchase or redemption of the series;

●	if the series is convertible, the terms and conditions of conversion;

●	the amounts payable to holders upon our liquidation, dissolution or winding up; and

●	any other rights, preferences and limitations relating to the series, including voting rights.

Our board of director’s ability to authorize, without stockholder approval, the issuance of preferred stock with conversion and other rights, may adversely affect the rights of holders of our common stock or other series of preferred stock that may be outstanding.

Specific Terms of a Series of Preferred Stock

The new preferred stock we may offer will be issued in one or more series. The preferred stock will have the dividend, liquidation, redemption and voting rights discussed below, unless otherwise described in a prospectus supplement relating to a particular series. A prospectus supplement will discuss the following features of the series of preferred stock to which it relates:

●	the designations and stated value per share;

●	the number of shares offered;

●	the amount of liquidation preference per share;

●	the public offering price at which the preferred stock will be issued;

●	the dividend rate, the method of its calculation, the dates on which dividends would be paid and the dates, if any, from which dividends would cumulate;

●	any redemption or sinking fund provisions;

●	any conversion or exchange rights; and

●	any additional voting, dividend, liquidation, redemption, sinking fund and other rights, preferences, privileges, limitations and restrictions.

Rank

Unless otherwise stated in the prospectus supplement, the new preferred stock will have priority over our common stock with respect to dividends and distribution of assets, but will rank junior to all our outstanding indebtedness for borrowed money. Any series of preferred stock could rank senior, equal or junior to our other capital stock, as may be specified in a prospectus supplement, as long as our articles of incorporation so permit.

Dividends

Holders of each series of newly issued preferred stock shall be entitled to receive cash dividends to the extent specified in the prospectus supplement when, as and if declared by our board of directors, from funds legally available for the payment of dividends. The rates and dates of payment of dividends of each series of preferred stock will be stated in the prospectus supplement. Dividends will be payable to the holders of record of preferred stock as they appear on our books on the record dates fixed by our board of directors. Dividends on any series of preferred stock may be cumulative or non-cumulative, as discussed in the applicable prospectus supplement.

Convertibility

Shares of a new series of preferred stock may be exchangeable or convertible into shares of our common stock, another series of preferred stock or other securities or property. The conversion or exchange may be mandatory or optional. The prospectus supplement will specify whether the preferred stock being offered has any conversion or exchange features, and will describe all the related terms and conditions.

Redemption

The terms, if any, on which shares of preferred stock of a new series may be redeemed will be discussed in the applicable prospectus supplement.

Liquidation

Upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of Methes, holders of each series of newly issued preferred stock will be entitled to receive distributions upon liquidation in the amount described in the related prospectus supplement. These distributions will be made before any distribution is made on any securities ranking junior to the preferred stock with respect to liquidation, including our common stock. If the liquidation amounts payable relating to the preferred stock of any series and any other securities ranking on a parity regarding liquidation rights are not paid in full, the holders of the preferred stock of that series will share ratably in proportion to the full liquidation preferences of each security. Holders of our preferred stock will not be entitled to any other amounts from us after they have received their full liquidation preference.

Voting

The holders of preferred stock of each new series will have no voting rights, except as required by law and as described below or in a prospectus supplement. Our board of directors may, upon issuance of a series of preferred stock, grant voting rights to the holders of that series to elect additional board members if we fail to pay dividends in a timely fashion.

Without the affirmative vote of a majority of the shares of preferred stock of any series then outstanding, we may not:

●	increase or decrease the aggregate number of authorized shares of that series;

●	increase or decrease the par value of the shares of that series; or

●	alter or change the powers, preferences or special rights of the shares of that series so as to affect them adversely.

No Other Rights

The shares of a new series of preferred stock will not have any preferences, voting powers or relative, participating, optional or other special rights except:

as discussed above or in the prospectus supplement;

●	as provided in our articles of incorporation and in the certificate of designations; and

●	as otherwise required by law.

DESCRIPTION OF COMMON STOCK WE MAY OFFER

The following summary description of our common stock is based on the provisions of our articles of incorporation or bylaws and the applicable provisions of the Business Corporation Law of the State of Nevada. This information may not be complete in all respects and is qualified entirely by reference to the provisions of our articles of incorporation, bylaws and the Business Corporation Law of the State of Nevada. For information on how to obtain copies of our articles of incorporation and bylaws, see the discussion above under the heading “Where You Can Find More Information.”

We may offer our common stock issuable upon the conversion of debt securities or preferred stock and the exercise of warrants.

Authorized Capital

We currently have authority to issue 75,000,000 shares of our common stock, par value $0.001 per share.

Voting Rights

Each outstanding share of our common stock is entitled to one vote on all matters submitted to a vote of stockholders. There is no cumulative voting.

Dividend and Liquidation Rights

The holders of outstanding shares of our common stock are entitled to receive dividends out of assets legally available for the payment of dividends at the times and in the amounts as our board of directors may from time to time determine. The shares of our common stock are neither redeemable nor convertible.  The holders of our common stock have no preemptive or subscription rights to purchase any securities of Methes.  Upon the liquidation, dissolution or winding up of Methes, the holders of our common stock are entitled to receive pro rata the assets of Methes which are legally available for distribution, after payment of all debts and other liabilities and subject to the prior rights of any holders of preferred stock then outstanding.

We have never paid any cash dividends on our common stock.

DESCRIPTION OF WARRANTS WE MAY OFFER

We may issue warrants for the purchase of debt securities, preferred stock, common stock or units. Warrants may be issued independently or together with debt securities, preferred stock, common stock or units and may be attached to or separate from any offered securities. Any issue of warrants will be governed by the terms of the applicable form of warrant and any related warrant agreement which we will file as an exhibit to our registration statement at or before the time we issue any warrants.

The particular terms of any issue of warrants will be described in the prospectus supplement relating to the issue. Those terms may include:

●	the title of such warrants;

●	the aggregate number of such warrants;

●	the price or prices at which such warrants will be issued;

●	the currency or currencies (including composite currencies) in which the price of such warrants may be payable;

●	the terms of the securities purchasable upon exercise of such warrants and the procedures and conditions relating to the exercise of such warrants;

●	the price at which the securities purchasable upon exercise of such warrants may be purchased;

●	the date on which the right to exercise such warrants will commence and the date on which such right shall expire;

●	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

●	if applicable, the minimum or maximum amount of such warrants that may be exercised at any one time;

●	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

●	if applicable, the date on and after which such warrants and the related securities will be separately transferable;

●	information with respect to book-entry procedures, if any; and

●	any other terms of such warrants, including terms, procedures and limitations relating to the exchange or exercise of such warrants.

        The prospectus supplement relating to any warrants to purchase equity securities may also include, if applicable, a discussion of certain U.S. federal income tax and ERISA considerations.

Warrants for the purchase of preferred stock and common stock will be offered and exercisable for U.S. dollars only.

Each warrant will entitle its holder to purchase the principal amount of debt securities or the number of shares of preferred stock, common stock or units at the exercise price set forth in, or calculable as set forth in, the applicable prospectus supplement.

After the close of business on the expiration date, unexercised warrants will become void. We will specify the place or places where, and the manner in which, warrants may be exercised in the applicable prospectus supplement.

Prior to the exercise of any warrants to purchase debt securities, preferred stock, common stock or units, holders of the warrants will not have any of the rights of holders of the debt securities, preferred stock, common stock or units purchasable upon exercise.

 DESCRIPTION OF UNITS WE MAY OFFER

We may issue units consisting of a combination of two or more of any offered securities. Any issue of units will be governed by the terms of the applicable form of unit certificate which we will file as an exhibit to our registration statement at or before the time we issue any units.

PLAN OF DISTRIBUTION

We may sell the securities offered by this prospectus to one or more underwriters or dealers for public offering, through agents, directly to purchasers or through a combination of any such methods of sale.  The name of any such underwriters, dealers or agents involved in the offer and sale of the securities, the amounts underwritten and the nature of its obligation to take the securities will be specified in the applicable prospectus supplement.  We have reserved the right to sell the securities directly to investors on our own behalf in those jurisdictions where we are authorized to do so.  The sale of the securities may be effected in transactions (a) on any national or international securities exchange or quotation service on which the securities may be listed or quoted at the time of sale, (b) in the over-the-counter market, (c) in transactions otherwise than on such exchanges or in the over-the-counter market or (d) through the writing of options.

We and our agents and underwriters, may offer and sell the securities at a fixed price or prices that may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.  The securities may be offered on an exchange, which will be disclosed in the applicable prospectus supplement.  We may, from time to time, authorize dealers, acting as our agents, to offer and sell the securities upon such terms and conditions as set forth in the applicable prospectus supplement.

If we use underwriters to sell securities, we will enter into an underwriting agreement with them at the time of the sale to them.  In connection with the sale of the securities, underwriters may receive compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the securities for whom they may act as agent.  Any underwriting compensation paid by us to underwriters or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be set forth in the applicable prospectus supplement to the extent required by applicable law.  Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions (which may be changed from time to time) from the purchasers for whom they may act as agents.

Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act.  Unless otherwise indicated in the applicable prospectus supplement, an agent will be acting on a best efforts basis and a dealer will purchase debt securities as a principal, and may then resell the debt securities at varying prices to be determined by the dealer.

If so indicated in the prospectus supplement, we will authorize underwriters, dealers or agents to solicit offers by certain specified institutions to purchase offered securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future.  Such contracts will be subject to any conditions set forth in the applicable prospectus supplement and the prospectus supplement will set forth the commission payable for solicitation of such contracts.  The underwriters and other persons soliciting such contracts will have no responsibility for the validity or performance of any such contracts.

Underwriters, dealers and agents may be entitled, under agreements entered into with us, to indemnification against and contribution towards certain civil liabilities, including any liabilities under the Securities Act.

To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the price of the securities.  These may include over-allotment, stabilization, syndicate short covering transactions and penalty bids.  Over-allotment involves sales in excess of the offering size, which creates a short position.  Stabilizing transactions involve bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.  Syndicate short covering transactions involve purchases of securities in the open market after the distribution has been completed in order to cover syndicate short positions.  Penalty bids permit the underwriters to reclaim selling concessions from dealers when the securities originally sold by the dealers are purchased in covering transactions to cover syndicate short positions.  These transactions may cause the price of the securities sold in an offering to be higher than it would otherwise be.  These transactions, if commenced, may be discontinued by the underwriters at any time.

Any securities other than our common stock issued hereunder may be new issues of securities with no established trading market.  Any underwriters or agents to or through whom such securities are sold for public offering and sale may make a market in such securities, but such underwriters or agents will not be obligated to do so and may discontinue any market making at any time without notice.  No assurance can be given as to the liquidity of the trading market for any such securities.  The amount of expenses expected to be incurred by us in connection with any issuance of securities will be set forth in the applicable prospectus supplement.  Certain of the underwriters, dealers or agents and their associates may engage in transactions with, and perform services for, us and certain of our affiliates in the ordinary course of business.

During such time as we may be engaged in a distribution of the securities covered by this prospectus we are required to comply with Regulation M promulgated under the Exchange Act.  With certain exceptions, Regulation M precludes us, any affiliated purchasers, and any broker-dealer or other person who participates in such distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase, any security which is the subject of the distribution until the entire distribution is complete.  Regulation M also restricts bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security.  All of the foregoing may affect the marketability of our shares of common stock.

To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our Bylaws and Charter provide that, to the fullest extent legally permissible by Chapter 78 of the Nevada Revised Statutes (“NRS”), we must indemnify and hold harmless any person made a party or threatened to be made a party to any action, suit or proceeding by reason of the fact that the person is or was a director or officer of Methes. We may pay for or reimburse the expenses, liabilities and losses reasonably incurred by any current or former officer or director in advance of the final disposition of the proceeding if the person sets forth in writing an agreement to repay all advances if it is ultimately determined that the person is not entitled to such indemnification. Our Bylaws and Charter also provide that the board of directors may cause Methes to maintain insurance covering our current and former officers and directors against any liability asserted against such person and incurred in their capacity or arising out of their status an officer or director of Methes.

NRS Section 78.7502, provides that a corporation shall indemnify any director, officer, employee or agent of a corporation against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with any the defense to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to Section 78.7502(1) or 78.7502(2), or in defense of any claim, issue or matter therein.

NRS Section 78.7502(1) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he: (a) is not liable pursuant to NRS 78.138; or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

NRS Section 78.7502(2) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he: (a) is not liable pursuant to NRS 78.138; or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals there from, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

NRS Section 78.747 provides that except as otherwise provided by specific statute, no director or officer of a corporation is individually liable for a debt or liability of the corporation, unless the director or officer acts as the alter ego of the corporation. The court as a matter of law must determine the question of whether a director or officer acts as the alter ego of a corporation.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrants, pursuant to the forgoing provisions or otherwise, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification by it is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

INTERESTS OF NAMED EXPERTS AND COUNSEL

The validity of the securities being offered by this prospectus will be passed upon for us by Morse, Zelnick, Rose & Lander, LLP, 825 Third Avenue, New York, NY 10022.  A member of Morse, Zelnick, Rose & Lander, LLP, owns 50,000 shares of our common stock and warrants to purchase 50,000 shares of our common stock beginning on July 10, 2014.

MSCM LLP, an independent registered public accounting firm, has audited our consolidated financial statements for 2012 included in our 2013 Annual Report, as set forth in their report, which is incorporated by reference in this Prospectus and elsewhere in the registration statement.  Our consolidated financial statements for 2012 are incorporated by reference in reliance on MSCM LLP’s report, given on their authority as experts in accounting and auditing.

MNP LLP, an independent registered public accounting firm, has audited our consolidated financial statements for 2013 included in our 2013 Annual Report, as set forth in their report, which is incorporated by reference in this Prospectus and elsewhere in the registration statement.  Our consolidated financial statements for 2013 are incorporated by reference in reliance on MNP LLP’s report, given on their authority as experts in accounting and auditing.